POWER OF ATTORNEY

Know all by these presents that Kimberly Schaefer does hereby make, constitute and appoint each of G. Anthony (Tony) Taylor,

Laurie Beechner, Jeffrey Schwartz, Daniel Bollinger, and

James W. Forrester, Jr., or any one of them, as a true and lawful attorney-in-fact of the undersigned with full powers of substitution and revocation, for and in the name, place and stead of the undersigned

(in the undersigned's individual capacity), to execute and deliver such forms that the undersignedmay be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of United Parks & Resorts Inc. (i) pursuant to

Section 16(a) of the Securities Exchange Act of 1934, as amended, including without limitation, statements on Form 3, Form 4 and Form 5 (including any amendments thereto) and (ii) in connection with any applications for EDGAR access codes, including without limitation the Form ID. The Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with regard to her ownership of or transactions in securities of United Parks & Resorts Inc., unless earlier revoked in writing. The undersigned acknowledges that G. Anthony (Tony) Taylor,

Laurie Beechner, Jeffrey Schwartz, Daniel Bollinger, and James W. Forrester, Jr.

are not assuming any of the undersigned's responsibilities to comply with

Section 16 of the Securities Exchange Act of 1934.

By: /s/ Kimberly Schaefer

Date: July 24, 2024